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                                                                   EXHIBIT 23.6




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-31719) of Metrocall, Inc., of our report dated February 3, 1995, except as to the first paragraph of Note 8 for which the date is August 31, 1995, relating to the consolidated financial statements of Network Paging Corporation, which appears in the Current Report on Form 8-K/A of Metrocall, Inc., dated October 1, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

    PRICE WATERHOUSE LLP


Tampa, Florida
August 13, 1997